TABLE OF CONTENTS

UPDATED CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount To Be	Aggregate Price Per	Aggregate Offering	Amount of
Securities To Be Registered	Registered	Unit	Price	Registration Fee

Notes offered hereby	$4,145,000.00	100.00%	$4,145,000.00	$127.25(1)

(1) The filing fee is calculated in accordance with Rule 457(r) under the Securities Act. There are unused registration fees of $48,493.37 that have been paid in respect of securities offered from Eksportfinans ASA’s Registration Statement No. 333-140456, of which this pricing supplement is a part. After giving effect to the $127.25 registration fee for this offering, $48,366.12 remains available for future offerings. No additional registration fee has been paid with respect to this offering.

PRICING SUPPLEMENT NO. 83 dated October 12, 2007
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 1 dated April 12, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program
Filed pursuant to Rule 424(b)(3)
Registration No. 333-140456

Natixis Securities North America Inc.
Reverse Convertible Notes

Issuer:	Eksportfinans ASA

Issuer Rating:	AAA (Moody’s)/AA+ (Standard & Poor’s)/AAA (Fitch)

Specified Currency:	U.S. Dollars

Agent:	Natixis Securities North America Inc. 9 West 57th St. New York, NY 10019

Agent Acting in the Capacity as:	Principal

Coupon Payment Frequency:	Monthly

Offerings:	This pricing supplement relates to 10 separate offerings of notes, each of which is linked to one, and only one, Reference Share. You may participate in any or all of the note offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Shares described below.

Issue Price:	100.00%

							Aggregate
		Coupon					Face
Reference	Initial	Rate			Share		Amount	Fees	Proceeds	CUSIP/ISIN
Share	Reference	Per	Knock-In	Knock-In	Redemption	Maturity	of	and	to	of
(Ticker)	Level	Annum	Level	Price	Amount	Date	Notes	Commissions	Issuer	Notes
Echelon Corporation (ELON)	$28.60	20.20%	70%	$20.020	34.9650	January 17, 2008	$292,000.00	$6,570.00	$285,430.00	28264QLP7/US28264QLP71
InterOil Corporation (IOC)	$27.25	41.20%	65%	$17.713	36.6972	January 17, 2008	$793,000.00	$17,842.50	$775,157.50	28264QLN2/US28264QLN24
Advanced Micro Devices, Inc. (AMD)	$13.94	14.35%	70%	$9.758	71.7360	April 17, 2008	$375,000.00	$9,375.00	$365,625.00	28264QLH5/US28264QLH55
Elan Corporation plc (ELN)	$22.35	17.75%	65%	$14.528	44.7427	April 17, 2008	$158,000.00	$3,950.00	$154,050.00	28264QLK8/US28264QLK84
Garmin Ltd. (GRMN)	$113.88	14.85%	70%	$79.716	8.7812	April 17, 2008	$310,000.00	$7,750.00	$302,250.00	28264QLJ1/US28264QLJ12
Las Vegas Sands Corp. (LVS)	$138.25	15.20%	70%	$96.775	7.2333	April 17, 2008	$105,000.00	$2,625.00	$102,375.00	28264QLE2/US28264QLE25
NutriSystem, Inc. (NTRI)	$31.77	17.30%	65%	$20.651	31.4762	April 17, 2008	$504,000.00	$12,600.00	$491,400.00	28264QLF9/US28264QLF99
Savient Pharmaceuticals, Inc. (SVNT)	$15.27	35.50%	50%	$7.635	65.4879	April 17, 2008	$708,000.00	$17,700.00	$690,300.00	28264QLM4/US28264QLM41
Under Armour, Inc. (UA)	$60.71	15.15%	65%	$39.462	16.4718	April 17, 2008	$561,000.00	$14,025.00	$546,975.00	28264QLG7/US28264QLG72
Research In Motion Limited (RIMM)	$113.89	14.60%	65%	$74.029	8.7804	October 17, 2008	$339,000.00	$10,170.00	$328,830.00	28264QLD4/US28264QLD42

Trade Date:	October 12, 2007

Original Issue Date:	October 17, 2007

Determination Date:	For the notes maturing on January 17, 2008 the Determination Date will be January 14, 2008.

For the notes maturing on April 17, 2008 the Determination Date will be April 14, 2008.

For the note maturing on October 17, 2008 the Determination Date will be October 14, 2008.

Interest Payment Dates:	For the notes maturing on January 17, 2008, interest is paid monthly in arrears on the following dates: November 16, 2007; December 17, 2007 and January 17, 2008.

For the notes maturing on April 17, 2008, interest is paid monthly in arrears on the following dates: November 16, 2007; December 17, 2007; January 17, 2008; February 15, 2008; March 17, 2008; and April 17, 2008.

For the note maturing on October 17, 2008, interest is paid monthly in arrears on the following dates: November 16, 2007; December 17, 2007; January 17, 2008; February 15, 2008; March 17, 2008; April 17, 2008; May 16, 2008; June 17, 2008; July 17, 2008; August 15, 2008; September 17, 2008 and October 17, 2008.

Final Reference Level:	For each note offering, the closing price of the applicable Reference Share quoted by the Relevant Exchange, as determined by the calculation agent, on the Determination Date.

Redemption Amount:	The Redemption Amount payable for each note offering on the Maturity Date in respect of each $1,000.00 face amount will be:

• If the closing price of the applicable Reference Share quoted by the Relevant Exchange has not been below the Knock-In Price of that Reference Share on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

• If the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level of the applicable Reference Share on the Determination Date is equal to or greater than the Initial Reference Level of that Reference Share, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, if the Final Reference Level of that Reference Share on the Determination Date is less than the Initial Reference Level of that Reference Share.

Share Redemption Amount:	The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of Reference Shares per note that you hold. This amount is equal to the $1,000.00 face amount of the note divided by the Initial Reference Level of the applicable Reference Share. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Reference Share.

Denomination/Principal:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation Agent:	Natixis Derivatives Inc. 9 West 57th St., 35th Floor Attn: General Counsel Telephone No.: +1 212 891 6137 Facsimile No.: +1 212 891 1922

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this terms supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Terms Specific to the Notes

You should read this pricing supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1 and the accompanying prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site): http://www.sec.gov/Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Reference Shares. These risks are explained in more detail in the “Risk factors” section, beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

Additional Information

Unless otherwise stated, all information contained herein on the Reference Shares and on the issuers of the Reference Shares (each a Reference Issuer) is derived from publicly available sources and is provided for informational purposes only.

Each of the Reference Shares is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is www.sec.gov.

In addition, information regarding the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.

This pricing supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this pricing supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding any of the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the Initial Reference Level and the Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the Reference Issuers after the date of this pricing supplement.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Reference Shares.

Any historical upward or downward trend in the price of any of the Reference Shares during any period shown in this pricing supplement is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the

Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of any of the Reference Shares over the life of the notes may bear little relation to the historical levels shown in this pricing supplement.

Hypothetical Returns on the Notes

The tables of hypothetical returns contained in this pricing supplement set out the total return to the Maturity Date of a note, based on the assumptions outlined in the introduction to each respective table of hypothetical returns and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.

The information in the tables of hypothetical returns reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.

The tables of hypothetical returns assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.

The market price of each of the Reference Shares has been volatile in the past, and their performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth in the tables of hypothetical returns or to the historical price of the Reference Shares set forth in this pricing supplement.

Supplemental Information Regarding Taxation in the United States

The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) is set forth in the table below.

Deposit Interest for Notes maturing on January 17, 2008 equals 5.23%. The Put Premium is the Interest Rate minus the Deposit Interest.

Deposit Interest for Notes maturing on April 17, 2008 equals 5.14%. The Put Premium is the Interest Rate minus the Deposit Interest.

Deposit Interest for Notes maturing on October 17, 2008 equals 4.94%. The Put Premium is the Interest Rate minus the Deposit Interest.

Please refer to “Taxation in the United States” beginning on page PS-16 of the accompanying product supplement no. 1.

Supplemental Plan of Distribution

The notes are being purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to a terms agreement dated as of October 12, 2007 between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes.

See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.

Description of Echelon Corporation (ELON)

ISIN:	US27874N1054
Relevant Exchange:	NASDAQ

According to its publicly available documents, Echelon Corporation develops, markets and sells system and network infrastructure products that enable everyday devices — such as air conditioners, appliances, electricity meters, light switches, thermostats, and valves — to be made smart and inter-connected. Information provided to or filed with the SEC by Echelon Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-29748.

Historical Performance of Echelon Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$12.510	$10.410	$11.270
Second Quarter	11.970	9.970	11.190
Third Quarter	11.120	6.170	7.880
Fourth Quarter	10.700	7.010	8.440
2005
First Quarter	$8.150	$6.670	$6.840
Second Quarter	7.190	5.970	6.880
Third Quarter	9.530	6.840	9.210
Fourth Quarter	9.180	7.100	7.830
2006
First Quarter	$9.440	$7.760	$9.440
Second Quarter	9.460	7.330	7.490
Third Quarter	8.870	7.050	8.230
Fourth Quarter	9.020	7.780	8.000
2007
First Quarter	$10.540	$7.310	$10.540
Second Quarter	18.640	10.760	15.630
Third Quarter	31.950	15.040	25.010
Fourth Quarter (through October 12, 2007)	29.780	27.910	28.600

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $28.60 and a Knock-In Level of $20.020. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

		3
	Value of	Monthly
Assumed Closing Price	Payment at	Interest	3 Month Total Return
on Determination Date (Echelon Corporation)	Maturity	Payments	$	%

Greater than: $28.60	$1,000.00	$50.50	$1,050.50	5.0500%
$28.60	$1,000.00	$50.50	$1,050.50	5.0500%
$25.74	$1,000.00	$50.50	$1,050.50	5.0500%
$22.88	$1,000.00	$50.50	$1,050.50	5.0500%
$20.03	$1,000.00	$50.50	$1,050.50	5.0500%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $28.60 and a Knock-In Level of $20.020. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of	3 Monthly
Assumed Closing Price	Payment at	Interest	3 Month Total Return
on Determination Date (Echelon Corporation)	Maturity	Payments	$	%

Greater than: $28.60	$1,000.00	$50.50	$1,050.50	5.050%
$28.60	$1,000.00	$50.50	$1,050.50	5.050%
$25.74	$900.00	$50.50	$950.50	–4.950%
$22.88	$800.00	$50.50	$850.50	–14.950%
$20.02	$700.00	$50.50	$750.50	–24.950%
$13.73	$600.00	$50.50	$650.50	–34.950%
$11.44	$500.00	$50.50	$550.50	–44.950%
$ 5.49	$400.00	$50.50	$450.50	–54.950%
$ 4.12	$300.00	$50.50	$350.50	–64.950%
$ 1.10	$200.00	$50.50	$250.50	–74.950%
$ 0.55	$100.00	$50.50	$150.50	–84.950%
$ 0.00	$0.00	$50.50	$50.50	–94.950%

Description of InterOil Corporation (IOC)

ISIN:	CA4609511064
Relevant Exchange:	AMEX

According to its publicly available documents, InterOil Corporation’s strategy is developing a vertically integrated world class energy company in Papua New Guinea and the surrounding regions. Information provided to or filed with the SEC by InterOil Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-32179.

Historical Performance of InterOil Corporation

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$29.500	$23.450	$26.690
Second Quarter	27.300	20.820	21.750
Third Quarter	23.230	14.835	22.150
Fourth Quarter	39.750	24.500	37.840
2005
First Quarter	$43.300	$33.490	$34.960
Second Quarter	35.190	21.790	27.180
Third Quarter	31.600	21.750	23.300
Fourth Quarter	28.490	17.950	26.800
2006
First Quarter	$20.000	$13.120	$13.140
Second Quarter	19.000	12.750	19.000
Third Quarter	19.750	13.500	18.930
Fourth Quarter	30.290	15.250	30.290
2007
First Quarter	$27.350	$22.340	$26.600
Second Quarter	43.940	18.940	18.940
Third Quarter	40.750	19.270	31.600
Fourth Quarter (through October 12, 2007)	27.250	22.700	27.250

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $27.25 and a Knock-In Level of $17.713. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of	3 Monthly	3 Month
Assumed Closing Price	Payment at	Interest	Total Return
on Determination Date (InterOil Corporation)	Maturity	Payments	$	%

Greater than: $27.25	$1,000.00	$103.00	$1,103.00	10.3000%
$27.25	$1,000.00	$103.00	$1,103.00	10.3000%
$24.07	$1,000.00	$103.00	$1,103.00	10.3000%
$20.89	$1,000.00	$103.00	$1,103.00	10.3000%
$17.72	$1,000.00	$103.00	$1,103.00	10.3000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $27.25 and a Knock-In Level of $17.713. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of	3 Monthly	3 Month
Assumed Closing Price	Payment at	Interest	Total Return
in Determination Date (InterOil Corporation)	Maturity	Payments	$	%

Greater than: $27.25	$1,000.00	$103.00	$1,103.00	10.300%
$27.25	$1,000.00	$103.00	$1,103.00	10.300%
$24.53	$900.00	$103.00	$1,003.00	0.300%
$21.80	$800.00	$103.00	$903.00	–9.700%
$19.08	$700.00	$103.00	$803.00	–19.700%
$13.08	$600.00	$103.00	$703.00	–29.700%
$10.90	$500.00	$103.00	$603.00	–39.700%
$ 5.23	$400.00	$103.00	$503.00	–49.700%
$ 3.92	$300.00	$103.00	$403.00	–59.700%
$ 1.05	$200.00	$103.00	$303.00	–69.700%
$ 0.52	$100.00	$103.00	$203.00	–79.700%
$ 0.00	$0.00	$103.00	$103.00	–89.700%

Description of Advanced Micro Devices, Inc. (AMD)

ISIN:	US0079031078
Relevant Exchange:	NYSE

According to its publicly available documents, Advanced Micro Devices, Inc. is a global semiconductor company with facilities around the world. It provides processing solutions for the computing, graphics and consumer electronics markets. It also supplies 3D graphics, video and multimedia products and chipsets for personal computers, or PCs, including desktop and notebook PCs, professional workstations and servers and products for consumer electronic devices such as mobile phones, digital TVs and game consoles. Information provided by Advanced Micro Devices, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-07882.

Historical Performance of Advanced Micro Devices, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$17.380	$13.990	$16.230
Second Quarter	17.450	13.870	15.900
Third Quarter	15.500	10.860	13.000
Fourth Quarter	24.850	13.430	22.020
2005
First Quarter	$21.410	$14.860	$16.120
Second Quarter	18.210	14.160	17.340
Third Quarter	25.200	17.450	25.200
Fourth Quarter	31.700	21.000	30.600
2006
First Quarter	$42.100	$32.400	$33.160
Second Quarter	35.420	23.890	24.420
Third Quarter	27.380	17.390	24.850
Fourth Quarter	25.380	20.120	20.350
2007
First Quarter	$20.180	$13.060	$13.060
Second Quarter	15.590	12.710	14.300
Third Quarter	15.840	11.640	13.200
Fourth Quarter (through October 12, 2007)	14.020	13.230	13.940

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $13.94 and a Knock-In Level of $9.758. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of	6 Monthly	6 Month
Assumed Closing Price	Payment at	Interest	Total Return
on Determination Date (Advanced Micro Devices, Inc.)	Maturity	Payments	$	%

Greater than: $13.94	$1,000.00	$71.75	$1,071.75	7.1750%
$13.94	$1,000.00	$71.75	$1,071.75	7.1750%
$12.55	$1,000.00	$71.75	$1,071.75	7.1750%
$11.15	$1,000.00	$71.75	$1,071.75	7.1750%
$9.77	$1,000.00	$71.75	$1,071.75	7.1750%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $13.94 and a Knock-In Level of $9.758. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of	6 Monthly	6 Month
Assumed Closing Price	Payment at	Interest	Total Return
on Determination Date (Advanced Micro Devices, Inc.)	Maturity	Payments	$	%

Greater than: $13.94	$1,000.00	$71.75	$1,071.75	7.175%
$13.94	$1,000.00	$71.75	$1,071.75	7.175%
$12.55	$900.00	$71.75	$971.75	–2.825%
$11.15	$800.00	$71.75	$871.75	–12.825%
$ 9.76	$700.00	$71.75	$771.75	–22.825%
$ 6.69	$600.00	$71.75	$671.75	–32.825%
$ 5.58	$500.00	$71.75	$571.75	–42.825%
$ 2.68	$400.00	$71.75	$471.75	–52.825%
$ 2.01	$300.00	$71.75	$371.75	–62.825%
$ 0.54	$200.00	$71.75	$271.75	–72.825%
$ 0.27	$100.00	$71.75	$171.75	–82.825%
$ 0.00	$0.00	$71.75	$71.75	–92.825%

Description of Elan Corporation, plc (ELN)

ISIN:	US2841312083
Relevant Exchange:	NYSE

According to its publicly available documents, Elan Corporation, plc is a neuroscience-based biotechnology company engaged in discovering, developing, manufacturing and marketing therapies in autoimmune diseases, including pain and neurodegenerative diseases. Its three core therapeutic areas include neurodegenerative diseases, autoimmune diseases and severe chronic pain. Information provided by Elan Corporation, plc pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-13896.

Historical Performance of Elan Corporation, plc

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$20.620	$7.060	$20.620
Second Quarter	24.740	19.700	24.740
Third Quarter	25.390	17.140	23.400
Fourth Quarter	30.090	20.530	27.250
2005
First Quarter	$29.000	$3.240	$3.240
Second Quarter	8.050	3.380	6.820
Third Quarter	9.250	6.770	8.860
Fourth Quarter	14.230	7.700	13.930
2006
First Quarter	$16.780	$12.500	$14.440
Second Quarter	19.210	14.130	16.700
Third Quarter	16.740	13.310	15.600
Fourth Quarter	15.880	13.950	14.750
2007
First Quarter	$14.820	$11.980	$13.290
Second Quarter	22.050	13.360	21.930
Third Quarter	22.560	17.200	21.040
Fourth Quarter (through October 12, 2007)	22.490	21.320	22.350

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $22.35 and a Knock-In Level of $14.528. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of	6 Monthly	6 Month
Assumed Closing Price	Payment at	Interest	Total Return
on Determination Date (Elan Corporation plc)	Maturity	Payments	$	%

Greater than: $22.35	$1,000.00	$88.75	$1,088.75	8.8750%
$22.35	$1,000.00	$88.75	$1,088.75	8.8750%
$19.74	$1,000.00	$88.75	$1,088.75	8.8750%
$17.14	$1,000.00	$88.75	$1,088.75	8.8750%
$14.54	$1,000.00	$88.75	$1,088.75	8.8750%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $22.35 and a Knock-In Level of $14.528. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of	6 Monthly	6 Month
Assumed Closing Price	Payment at	Interest	Total Return
on Determination Date (Elan Corporation plc)	Maturity	Payments	$	%

Greater than: $22.35	$1,000.00	$88.75	$1,088.75	8.875%
$22.35	$1,000.00	$88.75	$1,088.75	8.875%
$20.12	$900.00	$88.75	$988.75	–1.125%
$17.88	$800.00	$88.75	$888.75	–11.125%
$15.65	$700.00	$88.75	$788.75	–21.125%
$10.73	$600.00	$88.75	$688.75	–31.125%
$ 8.94	$500.00	$88.75	$588.75	–41.125%
$ 4.29	$400.00	$88.75	$488.75	–51.125%
$ 3.22	$300.00	$88.75	$388.75	–61.125%
$ 0.86	$200.00	$88.75	$288.75	–71.125%
$ 0.43	$100.00	$88.75	$188.75	–81.125%
$ 0.00	$0.00	$88.75	$88.75	–91.125%

Description of Garmin Ltd. (GRMN)

ISIN:	KYG372601099
Relevant Exchange:	NASDAQ

According to its publicly available documents, Garmin Ltd. is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (GPS) technology. Garmin Ltd. designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets. Information provided by Garmin Ltd. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-31983.

Historical Performance of Garmin Ltd.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$29.020	$19.915	$21.355
Second Quarter	21.495	14.215	18.530
Third Quarter	21.625	16.380	21.625
Fourth Quarter	31.000	21.675	30.420
2005
First Quarter	$29.460	$22.330	$23.160
Second Quarter	23.135	19.750	21.375
Third Quarter	33.915	21.835	33.915
Fourth Quarter	35.205	27.320	33.175
2006
First Quarter	$42.075	$29.900	$39.715
Second Quarter	53.775	40.565	52.720
Third Quarter	53.260	42.180	48.780
Fourth Quarter	56.250	44.980	55.660
2007
First Quarter	$57.660	$49.190	$54.150
Second Quarter	75.030	52.690	73.970
Third Quarter	121.140	75.180	119.400
Fourth Quarter (through October 12, 2007)	113.990	96.520	113.880

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $113.88 and a Knock-In Level of $79.716. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of	6 Monthly	6 Month
Assumed Closing Price	Payment at	Interest	Total Return
on Determination Date (Garmin Ltd.)	Maturity	Payments	$	%

Greater than: $113.88	$1,000.00	$74.25	$1,074.25	7.4250%
$113.88	$1,000.00	$74.25	$1,074.25	7.4250%
$102.49	$1,000.00	$74.25	$1,074.25	7.4250%
$91.10	$1,000.00	$74.25	$1,074.25	7.4250%
$79.73	$1,000.00	$74.25	$1,074.25	7.4250%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $113.88 and a Knock-In Level of $79.716. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of	6 Monthly	6 Month
Assumed Closing Price	Payment at	Interest	Total Return
on Determination Date (Garmin Ltd.)	Maturity	Payments	$	%

Greater than: $113.88	$1,000.00	$74.25	$1,074.25	7.425%
$113.88	$1,000.00	$74.25	$1,074.25	7.425%
$102.49	$900.00	$74.25	$974.25	—2.575%
$91.10	$800.00	$74.25	$874.25	—12.575%
$79.72	$700.00	$74.25	$774.25	—22.575%
$54.66	$600.00	$74.25	$674.25	—32.575%
$45.55	$500.00	$74.25	$574.25	—42.575%
$21.86	$400.00	$74.25	$474.25	—52.575%
$16.40	$300.00	$74.25	$374.25	—62.575%
$4.37	$200.00	$74.25	$274.25	—72.575%
$2.19	$100.00	$74.25	$174.25	—82.575%
$0.00	$0.00	$74.25	$74.25	—92.575%

Description of Las Vegas Sands Corp. (LVS)

ISIN:	US5178341070
Relevant Exchange:	NYSE

According to its publicly available documents, Las Vegas Sands Corps. and its subsidiaries own and operate The Venetian Resort Hotel Casino and The Sands Expo and Convention Center in Las Vegas, Nevada, and The Sands Macao Casino in Macao, China. It is also in the process of developing additional integrated resorts and properties in Las Vegas and Macao. It was recently awarded licenses to develop Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks in Bethlehem, Pennsylvania. Information provided to or filed with the SEC by Las Vegas Sands Corp. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-32373.

Historical Performance of Las Vegas Sands Corp.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 15, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
Fourth Quarter (from December 15, 2004)	$53.000	$29.000	$48.000
2005
First Quarter	$50.790	$42.050	$45.000
Second Quarter	44.260	33.700	35.750
Third Quarter	40.420	31.650	32.910
Fourth Quarter	45.830	29.690	39.470
2006
First Quarter	$56.720	$38.680	$56.660
Second Quarter	77.860	55.000	77.860
Third Quarter	77.150	59.410	68.350
Fourth Quarter	97.000	67.770	89.480
2007
First Quarter	$108.590	$81.020	$86.610
Second Quarter	90.740	72.830	76.390
Third Quarter	144.560	76.640	133.420
Fourth Quarter (through October 12, 2007)	139.590	127.530	138.250

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $138.25 and a Knock-In Level of $96.775. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of	6 Monthly	6 Month
Assumed Closing Price	Payment at	Interest	Total Return
on Determination Date (Las Vegas Sands Corp.)	Maturity	Payments	$	%

Greater than: $138.25	$1,000.00	$76.00	$1,076.00	7.6000%
$138.25	$1,000.00	$76.00	$1,076.00	7.6000%
$124.43	$1,000.00	$76.00	$1,076.00	7.6000%
$110.60	$1,000.00	$76.00	$1,076.00	7.6000%
$ 96.79	$1,000.00	$76.00	$1,076.00	7.6000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $138.25 and a Knock-In Level of $96.775. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of	6 Monthly	6 Month
Assumed Closing Price	Payment at	Interest	Total Return
on Determination Date (Las Vegas Sands Corp.)	Maturity	Payments	$	%

Greater than: $138.25	$1,000.00	$76.00	$1,076.00	7.600%
$138.25	$1,000.00	$76.00	$1,076.00	7.600%
$124.43	$900.00	$76.00	$976.00	−2.400%
$110.60	$800.00	$76.00	$876.00	−12.400%
$ 96.78	$700.00	$76.00	$776.00	−22.400%
$ 66.36	$600.00	$76.00	$676.00	−32.400%
$ 55.30	$500.00	$76.00	$576.00	−42.400%
$ 26.54	$400.00	$76.00	$476.00	−52.400%
$ 19.91	$300.00	$76.00	$376.00	−62.400%
$ 5.31	$200.00	$76.00	$276.00	−72.400%
$ 2.65	$100.00	$76.00	$176.00	−82.400%
$ 0.00	$0.00	$76.00	$76.00	−92.400%

Description of NutriSystem, Inc. (NTRI)

ISIN:	US67069D1081
Relevant Exchange:	NASDAQ

According to its publicly available documents, NutriSystem, Inc. is a leading marketer and provider of a weight management system based on a portion-controlled, prepared meal program. Typically, its customers purchase monthly food packages containing a 28-day supply of breakfasts, lunches, dinners and desserts, which they supplement with fresh milk, fruit and vegetables. Most of NutriSystem Inc.’s customers order on an auto-delivery basis, in which NutriSystem Inc. sends a month’s food supply on an ongoing basis until notified by the customer to stop shipments. NutriSystem Inc.’s food is shelf stable at room temperature and will last for up to two years, making it relatively inexpensive to ship and store. Information provided to or filed with the by NutriSystem Inc. pursuant to the Exchange Act can be located by reference to SEC file number 000-28551.

Historical Performance of NutriSystem, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$3.970	$1.700	$3.930
Second Quarter	3.950	1.700	1.720
Third Quarter	1.980	1.200	1.420
Fourth Quarter	3.050	1.500	2.850
2005
First Quarter	$6.520	$2.950	$6.300
Second Quarter	14.760	6.200	14.760
Third Quarter	25.020	14.710	25.020
Fourth Quarter	43.590	26.810	36.020
2006
First Quarter	$49.530	$36.360	$47.520
Second Quarter	74.860	44.530	62.130
Third Quarter	67.800	45.580	62.290
Fourth Quarter	75.420	59.150	63.390
2007
First Quarter	$68.120	$41.540	$52.410
Second Quarter	69.850	53.200	69.850
Third Quarter	72.930	31.180	46.890
Fourth Quarter (through October 12, 2007)	47.570	31.180	31.770

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $31.77 and a Knock-In Level of $20.651. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of	6 Monthly	6 Month
Assumed Closing Price	Payment at	Interest	Total Return
on Determination Date (NutriSystem, Inc.)	Maturity	Payments	$	%

Greater than: $31.77	$1,000.00	$86.50	$1,086.50	8.6500%
$31.77	$1,000.00	$86.50	$1,086.50	8.6500%
$28.06	$1,000.00	$86.50	$1,086.50	8.6500%
$24.36	$1,000.00	$86.50	$1,086.50	8.6500%
$20.66	$1,000.00	$86.50	$1,086.50	8.6500%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $31.77 and a Knock-In Level of $20.651. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of	6 Monthly	6 Month
Assumed Closing Price	Payment at	Interest	Total Return
on Determination Date (NutriSystem, Inc.)	Maturity	Payments	$	%

Greater than: $31.77	$1,000.00	$86.50	$1,086.50	8.650%
$31.77	$1,000.00	$86.50	$1,086.50	8.650%
$28.59	$900.00	$86.50	$986.50	−1.350%
$25.42	$800.00	$86.50	$886.50	−11.350%
$22.24	$700.00	$86.50	$786.50	−21.350%
$15.25	$600.00	$86.50	$686.50	−31.350%
$12.71	$500.00	$86.50	$586.50	−41.350%
$ 6.10	$400.00	$86.50	$486.50	−51.350%
$ 4.57	$300.00	$86.50	$386.50	−61.350%
$ 1.22	$200.00	$86.50	$286.50	−71.350%
$ 0.61	$100.00	$86.50	$186.50	−81.350%
$ 0.00	$0.00	$86.50	$86.50	−91.350%

Description of Savient Pharmaceuticals, Inc. (SVNT)

ISIN:	US80517Q1004
Relevant Exchange:	NASDAQ

According to its publicly available documents, Savient Pharmaceuticals, Inc. is a specialty biopharmaceutical company engaged in developing and distributing pharmaceutical products that target unmet medical needs in both niche and broader markets. Information provided by Savient Pharmaceuticals, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-15313.

Historical Performance of Savient Pharmaceuticals, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$5.520	$3.620	$3.830
Second Quarter	4.150	2.200	2.480
Third Quarter	2.440	2.010	2.300
Fourth Quarter	2.770	1.840	2.710
2005
First Quarter	$3.310	$2.400	$2.690
Second Quarter	4.410	2.610	4.410
Third Quarter	4.580	3.410	3.770
Fourth Quarter	3.970	3.020	3.740
2006
First Quarter	$5.330	$3.770	$5.330
Second Quarter	6.010	5.020	5.250
Third Quarter	6.540	5.100	6.510
Fourth Quarter	12.180	6.690	11.210
2007
First Quarter	$15.510	$11.660	$12.020
Second Quarter	14.480	11.490	12.420
Third Quarter	15.440	10.920	14.550
Fourth Quarter (through October 12, 2007)	15.350	14.590	15.270

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $15.27 and a Knock-In Level of $7.635. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of	6 Monthly
Assumed Closing Price	Payment at	Interest	6 Month Total Return
on Determination Date (Savient Pharmaceuticals Inc.	Maturity	Payments	$	%

Greater than: $15.27	$1,000.00	$177.50	$1,177.50	17.7500%
$15.27	$1,000.00	$177.50	$1,177.50	17.7500%
$12.73	$1,000.00	$177.50	$1,177.50	17.7500%
$10.18	$1,000.00	$177.50	$1,177.50	17.7500%
$7.65	$1,000.00	$177.50	$1,177.50	17.7500%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $15.27 and a Knock-In Level of $7.635. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of	6 Monthly
Assumed Closing Price	Payment at	Interest	6 Month Total Return
on Determination Date (Savient Pharmaceuticals Inc.	Maturity	Payments	$	%

Greater than: $15.27	$1,000.00	$177.50	$1,177.50	17.750%
$15.27	$1,000.00	$177.50	$1,177.50	17.750%
$13.74	$900.00	$177.50	$1,077.50	7.750%
$12.22	$800.00	$177.50	$977.50	–2.250%
$10.69	$700.00	$177.50	$877.50	–12.250%
$ 7.33	$600.00	$177.50	$777.50	–22.250%
$ 6.11	$500.00	$177.50	$677.50	–32.250%
$ 2.93	$400.00	$177.50	$577.50	–42.250%
$ 2.20	$300.00	$177.50	$477.50	–52.250%
$ 0.59	$200.00	$177.50	$377.50	–62.250%
$ 0.29	$100.00	$177.50	$277.50	–72.250%
$ 0.00	$0.00	$177.50	$177.50	–82.250%

Description of Under Armour, Inc. (UA)

ISIN:	US9043111072
Relevant Exchange:	NYSE

According to its publicly available documents, Under Armour, Inc.’s principal business activity is the design, development, marketing and distribution of technologically advanced, branded performance products for men, women and youth. It designs and sells a broad offering of apparel and accessories that utilize a variety of synthetic microfiber fabrications. Its active wear and sports apparel, footwear and accessories are designed to wick perspiration away from the skin, help regulate body temperature, enhance comfort and mobility and improve performance regardless of weather condition. Information provided to or filed with the SEC by Under Armour, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-51626.

Historical Performance of Under Armour, Inc.

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 18, 2005. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2005
Fourth Quarter (from December 18, 2005)	$39.860	$13.000	$38.310
2006
First Quarter	$40.300	$26.550	$32.400
Second Quarter	42.620	31.140	42.620
Third Quarter	42.910	32.450	40.020
Fourth Quarter	51.350	39.780	50.450
2007
First Quarter	$52.290	$43.700	$51.300
Second Quarter	53.050	42.810	45.650
Third Quarter	67.100	47.090	59.820
Fourth Quarter (through October 12, 2007)	61.320	57.900	60.710

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $60.71 and a Knock-In Level of $39.462. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of		6 Month
Assumed Closing Price on	Payment at	6 Monthly	Total Return
Determination Date (Under Armour, Inc.)	Maturity	Interest Payments	$	%

Greater than: $60.71	$1,000.00	$75.75	$1,075.75	7.5750%
$60.71	$1,000.00	$75.75	$1,075.75	7.5750%
$53.63	$1,000.00	$75.75	$1,075.75	7.5750%
$46.54	$1,000.00	$75.75	$1,075.75	7.5750%
$39.47	$1,000.00	$75.75	$1,075.75	7.5750%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $60.71 and a Knock-In Level of $39.462. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of		6 Month
Assumed Closing Price on	Payment at	6 Monthly	Total Return
Determination Date (Under Armour, Inc.)	Maturity	Interest Payments	$	%

Greater than: $60.71	$1,000.00	$75.75	$1,075.75	7.575%
$60.71	$1,000.00	$75.75	$1,075.75	7.575%
$54.64	$900.00	$75.75	$975.75	—2.425%
$48.57	$800.00	$75.75	$875.75	—12.425%
$42.50	$700.00	$75.75	$775.75	—22.425%
$29.14	$600.00	$75.75	$675.75	—32.425%
$24.28	$500.00	$75.75	$575.75	—42.425%
$11.66	$400.00	$75.75	$475.75	—52.425%
$8.74	$300.00	$75.75	$375.75	—62.425%
$2.33	$200.00	$75.75	$275.75	—72.425%
$1.17	$100.00	$75.75	$175.75	—82.425%
$0.00	$0.00	$75.75	$75.75	—92.425%

Description of Research In Motion Limited (RIMM)

ISIN:	CA7609751028
Relevant Exchange:	NASDAQ

According to its publicly available documents, Research In Motion Limited is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, it provides platforms and solutions for access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. Its technology also enables a broad array of third party developers and manufacturers to enhance their products and services with wireless connectivity to data. Information provided by Research In Motion Limited pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-29898.

Historical Performance of Research In Motion Limited

The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End
2004
First Quarter	$16.807	$11.540	$15.555
Second Quarter	22.817	14.517	22.817
Third Quarter	25.660	17.763	25.447
Fourth Quarter	31.320	24.600	27.473
2005
First Quarter	$27.710	$20.210	$25.473
Second Quarter	27.940	21.200	24.597
Third Quarter	27.197	22.667	22.767
Fourth Quarter	22.767	19.133	22.003
2006
First Quarter	$29.570	$21.417	$28.293
Second Quarter	28.760	20.680	23.257
Third Quarter	34.217	20.793	34.217
Fourth Quarter	47.187	33.337	42.593
2007
First Quarter	$48.923	$40.400	$45.497
Second Quarter	66.663	43.757	66.663
Third Quarter	117.650	65.917	98.550
Fourth Quarter (through October 12, 2007)	117.650	96.280	113.890

Table of Hypothetical Returns

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $113.89 and a Knock-In Level of $74.029. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

	Value of		12 Month
Assumed Closing Price	Payment at	12 Monthly	Total Return
on Determination Date (Research in Motion Limited)	Maturity	Interest Payments	$	%

Greater than: $113.89	$1,000.00	$146.00	$1,146.00	14.6000%
$113.89	$1,000.00	$146.00	$1,146.00	14.6000%
$100.60	$1,000.00	$146.00	$1,146.00	14.6000%
$87.32	$1,000.00	$146.00	$1,146.00	14.6000%
$74.04	$1,000.00	$146.00	$1,146.00	14.6000%

The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming an Initial Reference Level of $113.89 and a Knock-In Level of $74.029. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

	Value of		12 Month
Assumed Closing Price	Payment at	12 Monthly	Total Return
on Determination Date (Research in Motion Limited)	Maturity	Interest Payments	$	%

Greater than: $113.89	$1,000.00	$146.00	$1,146.00	14.600%
$113.89	$1,000.00	$146.00	$1,146.00	14.600%
$102.50	$900.00	$146.00	$1,046.00	4.600%
$91.11	$800.00	$146.00	$946.00	–5.400%
$79.72	$700.00	$146.00	$846.00	–15.400%
$54.67	$600.00	$146.00	$746.00	–25.400%
$45.56	$500.00	$146.00	$646.00	–35.400%
$21.87	$400.00	$146.00	$546.00	–45.400%
$16.40	$300.00	$146.00	$446.00	–55.400%
$ 4.37	$200.00	$146.00	$346.00	–65.400%
$ 2.19	$100.00	$146.00	$246.00	–75.400%
$ 0.00	$0.00	$146.00	$146.00	–85.400%